UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2021

WVS Financial Corp.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-22444	25-1710500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9001 Perry Highway, Pittsburgh, Pennsylvania	15237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 364-1911

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WVFC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2021, Linda K. Butia retired from her positions as Vice President, Chief Accounting Officer, and Treasurer of WVS Financial Corp. (“Company”) and West View Savings Bank (“Bank”), the wholly owned subsidiary of the Company.

On September 15, 2021, Mary C. Magestro-Johnston was appointed as Vice President, Chief Accounting Officer, and Treasurer of the Company and the Bank. Ms. Magestro-Johnston, age 50, has extensive and diverse experience in SEC and financial management reporting for community banks. Prior to joining the Company, Ms. Magestro-Johnston had served as Accounting Manager for Farmers National Bank in Canfield, Ohio since 2016. Prior to that, she had served as Vice President, Accounting Manager, and in various progressive accounting roles with ESB Bank, Ellwood City, Pennsylvania from 2000 until 2016. Ms. Magestro-Johnston holds a Master of Science degree in Accounting from Strayer University and a Bachelor of Science degree in Accounting and Management from Penn State Erie, The Behrend College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WVS FINANCIAL CORP.

By:	/s/ David J. Bursic David J. Bursic President and Chief Executive Officer

Date: September 15, 2021

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